SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES
OF R.J. REYNOLDS TOBACCO COMPANY
IN PUERTO RICO



INDEPENDENT AUDITORS' REPORT AND FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 30, 1993 AND 1992

SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
R.J. REYNOLDS TOBACCO COMPANY IN PUERTO RICO
- - --------------------------------------------

TABLE OF CONTENTS
- - ------------------------------------------------------------------------

                                                                  Page
                                                                  ----
Independent Auditors' Report                                        1

Financial Statements:

   Statements of Net Assets Available for Benefits
       as of December 30, 1993 and 1992                             2-3
   Statements of Changes in Net Assets Available
       for Benefits for the Years Ended December 30,
       1993 and 1992                                                4-5
   Notes to Financial Statements                                    6-11

INDEPENDENT AUDITORS' REPORT
- - ----------------------------

Board of Directors,
     RJR Nabisco, Inc.:

We have audited the accompanying statements of net assets available for benefits of the Savings and Investment Plan for Employees of R.J. Reynolds Tobacco Company in Puerto Rico (the "Plan") as of December 30, 1993 and 1992, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 30, 1993 and 1992, and the changes in its net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the statements of net assets available for benefits and the statements of changes in net assets available for benefits of each fund. The Fund Information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.






June 24, 1994

SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
R.J. REYNOLDS TOBACCO COMPANY IN PUERTO RICO
- - --------------------------------------------

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 30, 1993
- - ------------------------------------------------------------------------------------------------------------------------------------

                                                                         Fund Information
                           ------------------------------------------------------------------------------------------------
                           General           Growth        Real        Interest      Preferred      Common       Government
                            Stock            Stock         Estate      Income         Stock          Stock       Securities
                            Fund             Fund          Fund         Fund          Fund           Fund         Fund      Total
                           ----------      ----------      --------     --------     --------      ---------     --------   ------

ASSETS
Master Trust investments
 at fair value
 - Notes 1, 2, 3
 Interest in commingled
  funds                   $2,239,818      $   932,568     $ 52,394     $3,420,629   $    ----     $     ----    $  62,656 $6,708,065
 Preferred Stock                ----             ----         ----           ----        ----           ----         ----       ----
 Common Stock                   ----             ----         ----           ----        ----        369,083         ----    369,083
 Diversified Short-Term
  Investment Fund               ----             ----         ----           ----        ----          2,569         ----      2,569
                           ---------       ----------      -------       --------    --------      ---------     --------  ---------

   Total Master Trust
     Investment            2,239,818          932,568       52,394      3,420,629        ----        371,652       62,656  7,079,717
                           ---------       ----------      -------      ---------    --------      ---------     --------  ---------

 Net investment income
  receivable                       9                5         ----         12,296        ----             20           18     12,348
                           ---------       ----------      -------      ---------    --------      ---------     --------  ---------

NET ASSETS AVAILABLE
 FOR BENEFITS             $2,239,827      $   932,573     $ 52,394     $3,432,925   $    ----       $371,672    $  62,674 $7,092,065
                          ==========       ==========      =======      =========    ========      =========     ========  =========

See notes to financial statements.

SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
R.J. REYNOLDS TOBACCO COMPANY IN PUERTO RICO
- - --------------------------------------------

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 30, 1992

- - ---------------------------------------------------------------------------------------------------------------------------------

                                                                      Fund Information
                                           -----------------------------------------------------------------------------

                                          General      Growth    Real       Interest   Preferred     Common   Government
                                           Stock        Stock    Estate      Income      Stock        Stock   Secutities
                                           Fund         Fund     Fund         Fund       Fund          Fund      Fund       Total
                                         --------     --------  ----------  ---------   ----------    -------  --------    ------

ASSETS

Master Trust investments at fair value
 - Notes 1, 2 & 3
 Interest in commingled funds          $1,893,034    $ 808,264  $  51,682   $3,215,067  $    ----  $    ----   $  63,784  $6,031,831
 Preferred Stock                             ----         ----       ----         ----      1,203       ----        ----       1,203
 Common Stock                                ----         ----       ----         ----       ----    352,213        ----     352,213
 Diversified Short-Term Investment
  Fund                                       ----         ----       ----         ----        427     25,069        ----      25,496
                                       ----------   ---------- ----------   ---------- ---------- ----------  ----------  ----------
  Total Master Trust Investments        1,893,034      808,264     51,682    3,215,067      1,630    377,282      63,784   6,410,743
                                       ----------   ---------- ----------   ---------- ---------- ----------  ----------  ----------
Net investment income receivable              (70)         (81)        15        4,138         26         35          66       4,129

  TOTAL ASSETS                          1,892,964      808,183     51,697    3,219,205      1,656    377,317      63,850   6,414,872
                                       ----------   ---------- ----------   ---------- ---------- ----------  ----------  ----------
LIABILITIES

Due to trustee for purchase
 of investments                              ----         ----       ----         ----       ----     22,094        ----      22,094
                                       ----------   ---------- ----------   ---------- ---------- ----------  ----------  ----------
NET ASSETS AVAILABLE FOR BENEFITS      $1,892,964    $ 808,183  $  51,697   $3,219,205  $   1,656  $ 355,223   $  63,850  $6,392,778
                                       ==========   ========== ==========   ========== ========== ==========  ==========  ==========


See notes to financial statements.

SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
R.J. REYNOLDS TOBACCO COMPANY IN PUERTO RICO
- - --------------------------------------------

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 30, 1993

- - ---------------------------------------------------------------------------------------------------------------------------------

                                                                      Fund Information
                                           -----------------------------------------------------------------------------

                                          General      Growth    Real       Interest   Preferred     Common   Government
                                           Stock        Stock    Estate      Income      Stock        Stock   Secutities
                                           Fund         Fund     Fund         Fund       Fund          Fund      Fund       Total
                                         --------     --------  ----------  ---------   ----------    -------  --------    ------

MASTER TRUST INVESTMENT
 INCOME / (LOSS)

Net appreciation / (depreciation) in
 fair value of investments -
 Note 3                               $   216,409    $  49,707  $   1,300   $    4,806  $     (29) $ (80,083)  $    ----  $  192,110
Interest and dividends, net of
 administrative fees                       69,901       18,722     (1,544)     214,530         14       (813)      1,830     302,640
                                         --------     --------   ---------   ---------   ---------  --------    --------   ---------

TOTAL MASTER TRUST INVESTMENT
 INCOME / (LOSS)                          286,310       68,429       (244)     219,336        (15)   (80,896)      1,830     494,750
                                         --------     --------   ---------   ---------   ---------  --------    --------   ---------

CONTRIBUTIONS


 Employee                                 342,420      227,718     17,952      695,716       ----    204,683      12,128   1,500,617
 Employer                                  87,156       61,214      5,196      182,099       ----     55,888       3,591     395,144
                                         --------     --------   ---------   ---------   ---------  --------    --------   ---------

 TOTAL CONTRIBUTIONS                      429,576      288,932     23,148      877,815       ----    260,571      15,719   1,895,761
                                         --------     --------   ---------   ---------   ---------  --------    --------   ---------

DEDUCTIONS

 Employee withdrawals - Note 4            486,580      210,253     10,858      854,801         95    126,171      11,376   1,700,134
                                         --------     --------   ---------   ---------   ---------  --------    --------   ---------

Net interfund transfers                   115,708      (22,718)   (11,349)     (35,691)    (1,546)   (37,055)     (7,349)       ----
                                         --------     --------   ---------   ---------   ---------  --------    --------   ---------

Transfers to the Plan - Note 6              1,849         ----       ----        7,061        ----      ----        ----       8,910
                                         --------     --------   ---------   ---------   ---------  --------    --------   ---------

Net increase (decrease)                   346,863      124,390        697      213,720     (1,656)    16,449      (1,176)    699,287

NET ASSETS AVAIABLE FOR BENEFITS
 AT BEGINNING OF YEAR                   1,892,964      808,183     51,697    3,219,205      1,656    355,223      63,850   6,392,778
                                        ---------     --------   ---------   ---------   ---------  --------    --------   ---------

NET ASSETS AVAILABLE FOR BENEFITS
 AT END OF YEAR                       $ 2,239,827   $  932,573  $  52,394   $3,432,925  $    ----  $ 371,672   $  62,674  $7,092,065
                                        =========     ========   =========   =========   =========  ========    ========   =========

See notes to financial statements.

SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
R.J. REYNOLDS TOBACCO COMPANY IN PUERTO RICO
- - --------------------------------------------

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 30, 1992

- - ---------------------------------------------------------------------------------------------------------------------------------

                                                                      Fund Information
                                           -----------------------------------------------------------------------------

                                          General      Growth    Real       Interest   Preferred     Common   Government
                                           Stock        Stock    Estate      Income      Stock        Stock   Secutities
                                           Fund         Fund     Fund         Fund       Fund          Fund      Fund       Total
                                         --------     --------  ----------  ---------   ----------    -------  --------    ------

MASTER TRUST INVESTMENT
 INCOME / (LOSS)

Net appreciation / (depreciation) in
 fair value of investments -
 Note 3                               $   106,106    $  39,176  $  (1,981)  $    8,050  $    (318) $ (56,408)  $    ----  $   94,625
Interest and dividends, net of
 administrative fees                       83,213       18,962     (1,764)     200,276        155       (255)        686     301,273
                                         --------     --------   ---------   ---------   ---------  --------    --------   ---------

TOTAL MASTER TRUST INVESTMENT
 INCOME / (LOSS)                          189,319       58,138     (3,745)     208,326       (163)   (56,663)        686     395,898
                                         --------     --------   ---------   ---------   ---------  --------    --------   ---------

CONTRIBUTIONS


 Employee                                 294,282      201,883     19,387      625,040      2,332    185,094       7,383   1,335,401
 Employer                                  78,223       53,366      5,517      172,573        772     54,364       2,859     367,674
                                         --------     --------   ---------   ---------   ---------  --------    --------   ---------

 TOTAL CONTRIBUTIONS                      372,505      255,249     24,904      797,613      3,104    239,458      10,242   1,703,075
                                         --------     --------   ---------   ---------   ---------  --------    --------   ---------

DEDUCTIONS

 Employee withdrawals - Note 4            359,999      142,448      7,981      660,514         81     55,181         272   1,226,476
                                         --------     --------   ---------   ---------   ---------  --------    --------   ---------

Net interfund transfers                    (1,152)     (44,502)    (7,137)     (23,004)    (8,453)    31,054      53,194        ----
                                         --------     --------   ---------   ---------   ---------  --------    --------   ---------

Net increase (decrease)                   200,673      126,437      6,041      322,421     (5,593)   158,668      63,850     872,497

NET ASSETS AVAIABLE FOR BENEFITS
 AT BEGINNING OF YEAR                   1,692,291      681,746     45,656    2,896,784      7,249    196,555        ----   5,520,281
                                        ---------      -------   ---------   ---------   ---------  --------    --------   ---------

NET ASSETS AVAILABLE FOR BENEFITS
 AT END OF YEAR                       $ 1,892,964   $  808,183  $  51,697   $3,219,205  $   1,656  $ 355,223   $  63,850  $6,392,778
                                        =========     ========   =========   =========   =========  ========    ========   =========

See notes to financial statements.

SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
R.J. REYNOLDS TOBACCO COMPANY IN PUERTO RICO
- - --------------------------------------------

NOTES TO FINANCIAL STATEMENTS
- - --------------------------------------------------------------------------------

1.   DESCRIPTION OF THE PLAN

     The Savings and Investment Plan for Employees of R.J. Reynolds Tobacco Company in Puerto Rico (the "Plan") is a voluntary defined contribution plan for all regular, full-time employees of R.J. Reynolds Tobacco Company (a Delaware Corporation) in Puerto Rico. The Plan was established effective July 1, 1989 and is sponsored by R.J. Reynolds Tobacco Company (a Delaware Corporation) (the "Company") an indirect subsidiary of RJR Nabisco, Inc. ("RJRN"). Employees may contribute, through payroll deductions, up to 16% of compensation. The Company makes matching contributions to the Plan for each pay period equal to 50% of each participant's basic contribution (basic contribution is 1% to 6% of compensation). Forfeitures of non-vested Company contributions are used to reduce future Company contributions to the Plan. As of January 1, 1992 the Plan document was amended to allow pre-tax contributions. Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100 percent vested in their accounts.

     Under the provisions of the Plan, participating employees may elect to invest their contributions in one or more of the following investment funds (see explanation of commingled funds in Note 2 and changes in investment options in Note 7):

          General Stock Fund              Diversified fund of primarily common
                                          stocks selected to achieve long-term
                                          capital growth and current income.

          Growth Stock Fund               Diversified fund of common stocks and
                                          other securities selected to achieve
                                          significant capital gains.

          Real Estate Fund                Pooled funds selected to achieve
                                          stable long-term rates of return
                                          through direct ownership of income
                                          producing properties diversified
                                          by usage and location.

          Common Stock Fund               Common stock issued by RJR Nabisco
                                          Holdings Corp. ("Holdings").

          Government Securities Fund      Short-term U.S. Government
                                          Securities that mature within one
                                          year, with a maximum average
                                          maturity of 90 days selected to
                                          maximize current income that is
                                          consistent with the preservation of
                                          capital and liquidity.  This fund
                                          was opened to participant
                                          contributions commencing in 1992.

- - --------------------------------------------------------------------------------

1.   DESCRIPTION OF THE PLAN - CONTINUED

     Direct transfers between the Government Securities Fund and the Interest Income Fund are not allowed due to restrictions in the investment contracts in the Interest Income Fund. During 1993 the Company was required to liquidate the Preferred Stock Fund due to Securities and Exchange Commission trading rules and restrictions and the relatively light trading volume. As a result, balances in the Preferred Stock Fund were transferred to the Government Securities Fund. These funds hold assets as follows:

         Preferred Stock Fund         Cumulative convertible preferred stock
                                      issued by Holdings and convertible into
                                      Holdings common stock.

         Interest Income Fund         Contracts issued by insurance companies
                                      or financial institutions as well as one to three year investment grade fixed income securities. Contracts are diversified by size, maturity, quality and interest rate.

     Information about the Plan agreement and the vesting and benefit provisions is available from the RJR Employee Benefits Committee (the "Committee").

2.   SIGNIFICANT ACCOUNTING POLICIES

     Commingled Funds - The RJR Nabisco, Inc. Defined Contribution Master Trust
     ----------------
     (the "Wachovia Trust") administers pooled assets and related liabilities within various funds established on behalf of participating defined contribution plans for employees of RJRN and affiliated companies. Each participating defined contribution plan owns an interest in the fair value of net assets held in the Wachovia Trust. The trustee and custodian of the Wachovia Trust is Wachovia Bank of North Carolina, N.A. ("Wachovia").
     Banco Popular de Puerto Rico was co-trustee of the Wachovia Trust through July 30, 1993.

     Effective July 30, 1993, the Wachovia Trust was amended to provide that Wachovia no longer serves as co-trustee and the assets of the Plan are to be held by Banco Popular de Puerto Rico as sole trustee (the "Trustee") of the RJR Nabisco, Inc. Puerto Rico Defined Contribution Master Trust ("P.R. Trust"). Wachovia serves as custodian for the P.R. Trust.

     Valuation of Investments in Master Trust - All investments held by the
     ----------------------------------------
     Wachovia Trust are valued at fair value (except unallocated insurance contracts which are valued at contract value) as follows. Securities which are traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year. Over-the-counter investments traded on the NASDAQ and listed securities for which no sale was reported on the last business day of the Plan year are valued at the average of the last reported bid and ask prices.

- - --------------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     All other over-the-counter investments are valued at the last reported bid. The fair market value of real estate is based on periodic independent appraisals. The fair market value of fixed income investments is based on an institutional based pricing system. Investment grade bonds are valued on a pricing system based on treasury securities. The fair market value of the participation units in common trust funds is based on quoted redemption value on the last business day of the Plan year.

     Plan Expenses - Expenses relating to the purchase or sale of investments
     -------------
     are included in the cost or deducted from the proceeds, respectively. Direct charges and expenses including investment manager fees attributable to specific investment funds may be charged against that investment fund. Other Plan expenses, including trustee, auditor, and Internal Revenue Service user fees may be paid directly from the P.R. Trust. Other expenses continue to be paid by the Company.

3.   INVESTMENTS

     Within the Wachovia Trust at December 30, 1993, the Plan owned 0.62, 0.53, 0.60, 0.54, 0.62 and 0.44 percent of the total current value of the investments of the General Stock Fund, Growth Stock Fund, Real Estate Fund, Interest Income Fund, Government Securities Fund, and Common Stock Fund, respectively.

     Within the Wachovia Trust at December 30, 1992, the Plan owned 0.61, 0.50, 0.51, 0.52, 1.24, 0.07, and 0.46 percent of the total current value of the investments of the General Stock Fund, Growth Stock Fund, Real Estate Fund, Interest Income Fund, Government Securities Fund, Preferred Stock Fund and Common Stock Fund, respectively.

     Investment income and the net appreciation (depreciation) in the fair value of the investments held by the Wachovia Trust are allocated to the participating defined contribution plans based on each plan's percentage interest in the fair value of such investments.

     During 1993 and 1992, the Wachovia Trust 's investments (including investments bought, sold, as well as held during the year) appreciated (depreciated) in fair value as follows:

- - ----------------------------------------------------------------------------------------------------------------

3.  INVESTMENTS - CONTINUED

                                          YEAR ENDED DECEMBER 30, 1993            YEAR ENDED DECEMBER 30, 1992
                                       ----------------------------------      ---------------------------------
                                        Net Appreciation                        Net Appreciation
                                         (Depreciation)         Fair             (Depreciation)        Fair
                                         in Fair Value        Value at           in Fair Value       Value at
                                          During Year        End of Year          During Year       End of Year
                                       ------------------  --------------      ------------------  -------------
GENERAL STOCK FUND

 Equity investment funds               $  36,352,032       $ 357,698,005       $  17,974,032       $ 307,653,297
 Wachovia Bank of North Carolina,
  N.A. Diversified Short-Term
  Investment Fund                               ----           1,266,484                ----             256,596
 Other Short-Term Investments                   ----               1,380                ----                ----
                                       -------------       -------------       -------------       -------------

                                       $  36,352,032       $ 358,965,869       $  17,974,032       $ 307,909,893
                                       -------------       -------------       -------------       -------------
Plan's interest therein                $     216,409       $   2,239,818       $     106,106       $   1,893,034
                                       -------------       -------------       -------------       -------------



GROWTH STOCK FUND

 Equity investment funds               $   9,173,988       $ 174,798,915       $   7,058,911       $ 159,930,462
 Wachovia Bank of North Carolina,
  N.A. Diversified Short-Term
  Investment Fund                               ----           1,042,500                ----             177,387
 Other Short-Term Investments                   ----               1,110                ----                ----
                                       -------------       -------------       -------------       -------------

                                       $   9,173,988       $ 175,842,525       $   7,058,911       $ 160,107,849
                                       -------------       -------------       -------------       -------------
Plan's interest therein                $      49,707       $     932,568       $      39,176       $     808,264
                                       -------------       -------------       -------------       -------------


REAL ESTATE FUND

 Real Estate investment funds          $     230,547       $   8,749,673       $    (385,135)      $  10,110,263
 Wachovia Bank of North Carolina,
  N.A. Diversified Short-Term
  Investment Fund                               ----              52,012                ----             122,515
                                       -------------       -------------       -------------       -------------

                                       $     230,547       $   8,801,685        $   (385,135)      $  10,232,778
                                       -------------       -------------       -------------       -------------
Plan's interest therein                $       1,300       $      52,394        $     (1,981)      $      51,682
                                       -------------       -------------       -------------       -------------



INTEREST INCOME FUND
  Guaranteed insurance contracts       $        ----       $ 446,272,955        $       ----       $ 448,477,423
  Treasury Obligations                       541,444           8,005,040           2,075,764          60,108,170
  Federal Agency CMOs                        (97,635)               ----               8,154          18,295,300
  Corporate Mortgage Pools                   669,823              21,046            (422,771)         64,877,320
  Bond Investment Funds                     (231,370)        150,344,174                ----                ----
  Wells Fargo Bank Money
   Market Fund                                  ----                  84                ----                ----
  Fisher Francis Trees & Watts
   Short-Term Investment Fund                   ----                ----                ----          12,674,376
  Wachovia Bank of North Carolina,
   N.A. Diversified Short-Term
   Investment Fund                              ----          28,285,509                ----           8,293,268
  Other Short-Term Investments                  ----              14,149              25,199                 688
                                       -------------       -------------       -------------       -------------
                                       $     882,262       $ 632,942,957        $  1,686,346       $ 612,726,545
                                       -------------       -------------       -------------       -------------

Plan's interest therein                $       4,806       $   3,420,629        $      8,050       $   3,215,067
                                       -------------       -------------       -------------       -------------



- - ----------------------------------------------------------------------------------------------------------------

3.  INVESTMENTS - CONTINUED

                                          YEAR ENDED DECEMBER 30, 1993            YEAR ENDED DECEMBER 30, 1992
                                       ----------------------------------      ---------------------------------
                                        Net Appreciation                        Net Appreciation
                                         (Depreciation)         Fair             (Depreciation)        Fair
                                         in Fair Value        Value at           in Fair Value       Value at
                                          During Year        End of Year          During Year       End of Year
                                       ------------------  --------------      ------------------  -------------

PREFERRED STOCK FUND
 RJR Nabisco Holdings Corp.
  Cumulative Convertible
  Preferred Stock                      $    (232,322)      $        ----       $    (434,756)      $   2,202,441
 RJR Nabisco Holdings Corp.
  Common Stock                                  ----                ----               3,605                ----
 Wachovia Bank of North Carolina
  N.A. Diversified Short-Term
  Investment Fund                               ----                ----                ----              52,680
                                       -------------       -------------       -------------       -------------
                                       $    (232,322)      $        ----       $    (431,151)      $   2,255,121
                                       -------------       -------------       -------------       -------------
Plan's interest therein                $         (29)      $        ----       $        (318)      $       1,630
                                       -------------       -------------       -------------       -------------



COMMON STOCK FUND

 RJR Nabisco Holdings Corp.
  Common Stock                         $ (17,335,826)      $  82,893,245       $ (20,315,710)      $  79,417,339
 Wachovia Bank of North Carolina
  N.A. Diversified Short-Term
  Investment Fund                               ----           1,478,403                ----           2,014,456
                                       -------------       -------------       -------------       -------------

                                       $ (17,335,826)      $  84,371,648       $ (20,315,710)      $  81,431,795
                                       -------------       -------------       -------------       -------------

Plan's interest therein                $     (80,083)      $     371,652       $     (56,408)      $     377,282
                                       -------------       -------------       -------------       -------------



GOVERNMENT SECURITIES FUND

 Equity Investment Funds               $        ----       $      22,366       $        ----       $   5,034,108
 Wachovia Bank of North Carolina
  N.A. Diversified Short-Term
  Investment Fund                               ----          10,100,939                ----             108,475
  Other Short-Term Investments                  ----               2,389                ----                ----
                                       -------------       -------------       -------------       -------------

                                       $        ----       $  10,125,694       $        ----       $   5,142,583
                                       -------------       -------------       -------------       -------------

Plan's interest therein                $        ----       $      62,656       $        ----       $      63,784
                                       -------------       -------------       -------------       -------------


- - --------------------------------------------------------------------------------

4.   EMPLOYEE WITHDRAWALS

     At December 30, 1993, there were no pending employee withdrawal requests. At December 30, 1992, employee withdrawal requests of $98,558 were not accrued in accordance with the AICPA Audit and Accounting Guide "Audits of Employee Benefit Plans".

5.   INCOME TAX STATUS

     The Plan received an IRS determination letter dated 11/93 which states that the Plan qualifies under Sections 401(a) and 401(k) of the Internal Revenue Code ("IRC") and its related Trust is exempt from federal income tax under
     Section 501. The Plan is also intended to comply with Section 165(a) of the Puerto Rico Income Tax Act of 1954 ("ITA"). The Plan is required to operate in conformity with the IRC and ITA to maintain its qualification. The Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status. Therefore, no provision for income taxes has been included in the Plan's financial statements.

6.   TRANSFERS TO THE PLAN

     During 1993, transfers of assets of $8,910 were made to the Plan due to employees transferring between affiliated plans.

7.   SUBSEQUENT EVENTS

     New investment options became available for participants' future contributions effective January 1, 1994 and for accumulated balances effective March 1, 1994. Three current investment options will remain:
     the Interest Income Fund, the Real Estate Fund and the Common Stock Fund. The new investment options available include the U.S. Stock Index Fund, the International Stock Index Fund and the Balanced Funds. The U.S. Stock Index Fund replaces the General Stock and Growth Stock Funds. As of January 1, 1994, all contributions to these discontinued funds will be directed to the U.S. Stock Index Fund. Balances remaining in these funds on December 31, 1993 will be automatically transferred to the U.S. Stock Index Fund on January 1, 1994. The Government Securities Fund is discontinued and as of January 1, 1994 all contributions to this fund will be directed to the Interest Income Fund. Balances remaining in the Government Securities Fund on December 31, 1993 will be automatically transferred to the Interest Income Fund on January 1, 1994.